Exhibit (a)(1)(xix)

UMB BANK, N.A.

Amended Letter to the Participants

In The Sonic Corp. Stock Purchase Plan

Amended Offer to Purchase Common Stock of Sonic Corp.

September 26, 2006

Dear Participants in the Sonic Corp. Stock Purchase Plan (the “Stock Purchase Plan”):

General

On August 15, 2006, Sonic Corp., a Delaware corporation (the “Company”), began its modified “Dutch Auction” tender offer to purchase up 25,454,545 shares of its common stock, $0.01 par value per share, including the associated rights to purchase Series A Junior Preferred Stock issued under the Rights Agreement, as amended, between the Company and UMB Bank, N.A. (“UMB Bank”) as successor Rights Agent, at a price specified by its stockholder of not greater than $22.00 nor less than $19.50 per share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 15, 2006 (as amended prior to the date of the Supplement to the Offer to Purchase, the “Original Offer to Purchase”) and related Letter of Transmittal. This tender offer is being extended to all of the Company’s stockholders, including all participants in the Stock Purchase Plan whose shares are held by UMB Bank. The tender offer was scheduled to expire at 5:00 p.m., Eastern Time, on September 22, 2006, with the Stock Purchase Plan participant Direction Forms being due two business days prior to this date.

The Company decided to extend the expiration date of the tender offer to 12:00 midnight, Eastern Time, on Friday, October 6, 2006 (the “Expiration Date”). The Company has increased the price per share at which stockholders may tender their shares to a price not greater than $23.00 nor less than $19.50 per share, without interest, and decreased the number of shares that are being sought to up to 24,347,826 shares of common stock.

The Original Offer to Purchase has been amended and supplemented by the enclosed Supplement to the Offer to Purchase dated September 26, 2006 (the “Supplement,” together with the Original Offer to Purchase, as they may be amended or supplemented, the “Offer to Purchase”) and related amended Letter of Transmittal (the “Amended Letter of Transmittal”). The Supplement, Original Offer to Purchase and the Amended Letter of Transmittal, as each may be further amended or supplemented from time to time, together constitute the tender offer.

The tender offer is being extended to all of the Company’s stockholders, including all participants in the Stock Purchase Plan whose shares are held by UMB Bank, N.A. UMB Bank is the holder of record of shares held for your account in the Stock Purchase Plan. A tender of your shares held in your Share Purchase Plan account can only be made by UMB Bank, pursuant to your instructions, using the enclosed Direction Form. IF YOU ARE A PARTICIPANT IN THE STOCK PURCHASE PLAN WHOSE SHARES ARE NOT HELD BY UMB BANK, YOU HAVE RECEIVED THIS LETTER IN ERROR. You must contact your individual broker for tender instructions. Do not follow the instructions set forth herein or use the enclosed Amended Direction Form (the “Amended Direction Form”) to tender your Stock Purchase Plan shares.

This letter describes some, but not all, of the general terms of the tender offer and additional terms and conditions that are applicable only to participants in the Stock Purchase Plan whose shares are held by UMB Bank. This letter, along with the Supplement and the Amended Letter of Transmittal, have been sent to you for your review because shares you have purchased through the Stock Purchase Plan are being held by UMB Bank. We urge you to read these documents, as well as the Original Offer to Purchase, carefully. Please note, however, that the Amended Letter of Transmittal is for informational purposes only. YOU SHOULD NOT USE THE AMENDED LETTER OF TRANSMITTAL TO TENDER SHARES HELD IN YOUR STOCK PURCHASE PLAN ACCOUNT. YOU MUST INSTEAD USE THE ENCLOSED AMENDED

DIRECTION FORM AND FOLLOW THE INSTRUCTIONS SET FORTH IN THIS LETTER TO TENDER SHARES HELD IN YOUR STOCK PURCHASE PLAN ACCOUNT. For more information about the terms and conditions applicable to shares held in your Stock Purchase Plan account, please see the section entitled “Terms and Conditions for Tendering Shares Held in the Stock Purchase Plan” below.

PARTICIPANTS IN THE STOCK PURCHASE PLAN THAT PREVIOUSLY SPECIFIED ON A DIRECTION FORM (“ORIGINAL DIRECTION FORM”) THAT THEY ARE WILLING TO SELL A PERCENTAGE OF THE SHARES HELD IN THEIR STOCK PURCHASE PLAN ACCOUNT AT THE PRICE RANGE DETERMINED BY THE COMPANY IN THE TENDER OFFER, AND THAT DO NOT WISH TO CHANGE THAT DIRECTION DO NOT NEED TO TAKE ANY ACTION IN RESPONSE TO THIS LETTER.

ALL OTHER PREVIOUS TENDERS OF SHARES UNDER THE STOCK PURCHASE PLAN ARE INVALID. IF YOU DO NOT COMPLETE THE ENCLOSED AMENDED DIRECTION FORM AND RETURN IT TO UMB BANK (AS DESCRIBED BELOW) FOR RECEIPT NOT LATER THAN 5:00 P.M., EASTERN TIME, ON WEDNESDAY, OCTOBER 4, 2006, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER AND NO SHARES CREDITED TO YOUR STOCK PURCHASE PLAN ACCOUNT WILL BE TENDERED IN THE TENDER OFFER.

The Tender Offer: Price and Proration

The Company will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $23.00 nor less than $19.50 per share, that it will pay for the shares validly tendered pursuant to the tender offer and not properly withdrawn, taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price that will allow it to purchase 24,347,826 shares, or if a lesser number of shares are validly tendered, such lesser number as are validly tendered and not properly withdrawn. All stockholders whose shares are purchased by the Company will receive the purchase price for each share purchased in the tender offer. In the event the purchase price is less than the maximum price of $23.00 per share and more than 24,347,826 shares are tendered in the tender offer at or below the purchase price, the Company intends to exercise its right to purchase up to an additional 2%, or 1,708,685, of its outstanding shares of common stock without extending the tender offer so that it repurchases up to $560 million of its shares. By way of example, if the purchase price is the minimum purchase price of $19.50 per share, the Company intends to exercise its right to purchase up to an additional 1,708,685 of its outstanding shares to the extent tendered in the tender offer. The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements.

Upon the terms and subject to the conditions of the tender offer, if more than 24,347,826 shares, or such greater number of shares as the Company may elect to purchase subject to applicable law, have been validly tendered and not properly withdrawn prior to the “Expiration Date,” at prices at or below the purchase price, the Company will purchase shares on the following basis:

1. all shares properly tendered before the Expiration Date from all holders of an aggregate of fewer than 100 shares (“odd lots”) who (a) properly tender all shares owned beneficially or of record at a price at or below the purchase price (partial tenders will not qualify for this preference), and (b) complete the section entitled “Odd Lots” in the Amended Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery or, for participants in the Stock Purchase Plan, complete the section entitled “Odd Lots” in the enclosed Amended Direction Form;

2. subject to the conditional tender provisions described in the Original Offer to Purchase, all other shares properly tendered at or below the purchase price and not properly withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary, with appropriate adjustments to avoid purchases of fractional shares; and

3. only if necessary to permit the Company to purchase 24,347,826 shares, or such greater number of shares as the Company may elect to purchase subject to applicable law, shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn on or prior to the Expiration Date, will, to the extent feasible, be selected for purchase by random lot in accordance with the Original Offer to Purchase. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have properly tendered all of their shares.

If any stockholder tenders all of his or her shares and wishes to avoid proration or to limit the extent to which only a portion of such shares may be purchased because of the proration provisions, the stockholder may tender shares subject to the condition that a specified minimum number of shares or none of such shares be purchased. See the Original Offer to Purchase. All shares not purchased pursuant to the tender offer, including shares tendered at prices greater than the purchase price and shares not purchased because of proration, or because they were conditionally tendered and not accepted for purchase, will be returned to the tendering shareholder’s account promptly following the Expiration Date.

Terms and Conditions for Tendering Shares Held in the Stock Purchase Plan

The remainder of this letter summarizes the terms and conditions applicable to shares held in the Stock Purchase Plan and the procedures for completing the enclosed Amended Direction Form. You should also review the more detailed explanation of the tender offer provided in the Offer to Purchase and the related Amended Letter of Transmittal, which are enclosed with this letter.

As previously noted, UMB Bank is the agent and the holder of record of shares held in your Stock Purchase Plan account. As the holder of record, only UMB Bank can tender the shares held in your Stock Purchase Plan account. If you choose to tender your shares held in your Stock Purchase Plan account, UMB Bank will tender such shares on your behalf pursuant to your tender instructions. You may direct UMB Bank to “tender” (i.e., offer to sell) some or all of the shares currently allocated to your Stock Purchase Plan account by following the procedures described herein and completing and submitting tender instructions to UMB Bank using the enclosed Amended Direction Form to UMB Bank. UMB Bank will to tabulate following the procedures described herein and completing and your tender directions and tender shares held in your Stock Purchase Plan account at the prices specified by you pursuant to your tender directions. Please carefully follow the instructions outlined here if you want to direct UMB Bank to tender some or all of the shares held on your behalf in your Stock Purchase Plan account. Failure to follow these instructions properly will make your tender instructions invalid.

PLEASE NOTE THAT UNLESS THE TENDER OFFER IS FURTHER EXTENDED, YOU MUST SEND YOUR AMENDED DIRECTION FORM TO UMB BANK BY 5:00 P.M., EASTERN TIME, ON WEDNESDAY, OCTOBER 4, 2006, WHICH DATE IS TWO BUSINESS DAYS PRIOR TO THE EXPIRATION DATE. IF THE TENDER OFFER IS EXTENDED THE DEADLINE FOR RECEIPT OF YOUR AMENDED DIRECTION FORM WILL BE 5:00 P.M., EASTERN TIME, ON THE SECOND BUSINESS DAY PRIOR TO THE EXPIRATION OF THE TENDER OFFER AS EXTENDED.

You may submit tender instructions to UMB Bank by mailing your completed Amended Direction Form to UMB Bank in enclosed pre-addressed envelope. For your reference, the mailing address is as follows:

Sonic Exchange

c/o UMB Bank, n.a.

P.O. Box 859208

Braintree, MA 02185-9208

You may also fax your completed Direction Form to UMB Bank, n.a., Attn: Robin Waters, at (816) 860-3970. Please call (816) 860-7782 to confirm receipt of your fax.

You may withdraw any tender instructions you have previously submitted to UMB Bank, as long as you do so prior to 5:00 p.m., Eastern Time, on Wednesday, October 4, 2006. Please see Instruction 5 below for further information on how to withdraw your tender instructions. If the tender offer is further extended, the deadline for receipt of your Amended Direction Form will be 5:00 p.m., Eastern Time, on the second business day prior to the expiration of the tender offer, as extended. Your withdrawal rights will expire at this time if the tender offer is further extended.

IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN YOUR STOCK PURCHASE PLAN ACCOUNT, TAKE NO ACTION.

Cash received from any shares tendered and accepted for payment by the Company will be distributed to you by check. Any shares tendered by you but not accepted by the Company in the tender offer will be credited back to you as shares of Company common stock held in your Stock Purchase Plan account.

If you tender shares, such shares will be deemed withdrawn from your Stock Purchase Plan account as of 5:00 p.m. Eastern Time, on Wednesday, October 4, 2006 (i.e., the deadline for sending your Amended Direction Form to UMB Bank.

Because the terms and conditions of the Offer to Purchase and the Amended Letter of Transmittal will govern the tender of the shares held in your Stock Purchase Plan account, you should read these documents carefully. THE AMENDED LETTER OF TRANSMITTAL, HOWEVER, IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES THAT ARE HELD ON YOUR BEHALF IN YOUR STOCK PURCHASE PLAN ACCOUNT. The Amended Letter of Transmittal may only be used to tender shares held outside of your Stock Purchase Plan account. If you hold shares outside of your Stock Purchase Plan account and wish to tender those shares as well as shares held in your Stock Purchase Plan account, you must comply with the procedures described in the Offer to Purchase and the Amended Letter of Transmittal for your shares held outside of the Stock Purchase Plan account, and submit an Amended Direction Form for shares you hold in your Stock Purchase Plan account.

You may obtain information about the number of shares allocated to your Stock Purchase Plan account by calling UMB Bank at (800) 884-4225 (toll-free). PLEASE NOTE THAT THE NUMBER OF SHARES IN YOUR STOCK PURCHASE PLAN ACCOUNT MAY CHANGE DURING THE TENDER OFFER PERIOD BECAUSE OF ANY WITHDRAWAL OF SHARES THAT YOU MAY MAKE. You may not tender more shares than are held in your Stock Purchase Plan account as of the deadline to submit the Amended Direction Form. The deadline to submit your Amended Direction Form is 5:00 p.m., Eastern Time, on Wednesday, October 4, 2006, which date is two business days prior to the Expiration Date. If the tender offer is further extended, the deadline for receipt of your Amended Direction Form will be 5:00 p.m., Eastern Time, on the second business day prior to the expiration of the tender offer as extended. If you authorize and direct UMB Bank to tender more shares than are held in your Stock Purchase Plan account on the applicable deadline, then UMB Bank will tender all of the shares held in your Stock Purchase Plan account.

If you wish to tender shares from your Stock Purchase Plan account, you must specify the following on the enclosed Amended Direction Form:

•	Whether or not you wish to tender all shares held in your Stock Purchase Plan account, or less than all shares. If you specify that you only wish to tender a certain number of shares, then UMB Bank will only tender that specified number if your account contains at least that number of shares. If your Stock Purchase Plan account contains less than the number of shares you specified to tender, UMB Bank will tender all shares in your Stock Purchase Plan account.

•

Whether you are willing to sell the shares in your Stock Purchase Plan account to the Company at the price determined by the Company in the tender offer (which may have the effect of decreasing the price at which the Company purchases tendered shares because shares tendered using this election will effectively be considered available for purchase at the minimum price of $19.50 per share, and could result in your receiving a price per share as low as $19.50)

•	If you do not wish to sell the shares in your Stock Purchase Plan account to the Company at the price determined by the Company in the tender offer, you must specify the price or prices, not greater than $23.00 nor less than $19.50 per share, at which you are willing to sell the shares in your Stock Purchase Plan account to the Company under the tender offer. Prices may be specified in increments of $0.25.

When considering whether or not to participate in the tender offer, it is important that you note the following:

1. If UMB Bank does not receive your Amended Direction Form by 5:00 p.m., Eastern Time, on Wednesday, October 4, 2006, two business days before the Expiration Date, UMB Bank will not have sufficient time to process your Amended Direction Form. In such case, UMB Bank will not tender any shares held on your behalf in your Stock Purchase Plan account. If the tender offer is further extended, the deadline for receipt of your Direction Form will be 5:00 p.m., Eastern Time, on the second business day prior to the expiration of the tender offer, as extended.

2. Shares held in your Stock Purchase Plan account may be tendered at prices not greater than $23.00 nor less than $19.50 per share.

3. The Company’s Board of Directors has approved the making of the tender offer. However, neither the Company nor its board of directors, UMB Bank or any fiduciary of the Stock Purchase Plan is making any recommendation as to whether you should authorize and direct UMB Bank to tender, or refrain from tendering, shares held in your Stock Purchase Plan account or at what purchase price you should choose to tender these shares. You must review the Offer to Purchase and the related Amended Letter of Transmittal and make your own decision as to these matters.

4. Your tender instructions will be held in strict confidence. Individual tender instructions will be disclosed only as necessary to complete the tender offer.

5. You may increase, decrease or withdraw your election to tender at any time prior to 5:00 p.m., Eastern Time, on Wednesday, October 4, 2006. To do so, you must revoke your previously submitted Amended Direction Form or your Original Direction Form (if applicable) by sending a written notice of withdrawal to UMB Bank. The mailing address is as follows:

Sonic Exchange

c/o UMB Bank, n.a.

P.O. Box 859208

Braintree, MA 02185-9208

You may also fax your written notice of withdrawal to UMB Bank, n.a., Attn: Robin Waters, at (816) 860-3970. Please call (816) 860-7782 to confirm receipt of your fax.

The notice of withdrawal must include your name, address, social security number and your instructions to withdraw your previously submitted Amended Direction Form or your Original Direction Form (if applicable). The notice of withdrawal must be received by UMB Bank by the deadline noted above to be valid. The notice of withdrawal will serve to completely withdraw all previously tendered shares from the tender offer. If you wish to submit new tender instructions, you may do so by sending UMB Bank a new Amended Direction Form. Remember, you must revoke your previously submitted Amended Direction Form or your Original Direction Form (if applicable) by sending the written notice of withdrawal to UMB Bank before you resubmit a new Amended Direction Form. Unless the tender offer is further extended, the final Amended Direction Form or your Original Direction Form (if applicable) submitted (and not withdrawn) by you prior to 5:00 p.m., Eastern Time, on October 4, 2006 will be the instruction tendered. You may obtain additional Amended Direction Forms by contacting UMB Bank at (800) 884-4225 (toll-free).

If the tender offer is further extended, you will again be able to increase, decrease or withdraw your Amended Direction Form or your Original Direction Form (if applicable) until 5:00 p.m., Eastern Time, two business days prior to the expiration of the tender offer as extended (e.g., 5:00 p.m., Eastern Time, on day 8 assuming a 10-day extension).

UMB Bank will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decisions shall be final and binding.

6. If you want to participate in the tender offer and wish to maximize the chance of having the Company accept for purchase all the shares held in your Stock Purchase Plan account which you are tendering, you should check the box marked “Shares Tendered at Price Determined Pursuant to the Tender Offer” in the enclosed Direction Form and complete the other portions as appropriate. Doing so could result in the tendered shares being purchased at the minimum price of $19.50 per share and have the effect of decreasing the price at which the Company purchases tendered shares because shares tendered using this election will effectively be considered available for purchase at the minimum price of $19.50 per share.

7. If you wish to select a specific price at which you will be tendering your shares held in your Stock Purchase Plan account, you should select one of the boxes in the section captioned “Price (In Dollars) Per Share At Which Shares Are Being Tendered” in the enclosed Amended Direction Form and complete the other portions as appropriate.

“Odd Lot” Priority

As described in Section 1 of the Offer to Purchase, if the Company purchases less than all shares tendered and not withdrawn before the Expiration Date, the shares purchased first will consist of all shares tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 shares (“odd lots”) and who tenders all of such shares. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots” in the enclosed Direction Form.

Conditional Tenders

Under certain circumstances, the Company may prorate the number of shares purchased in the tender offer. A participant in the Stock Purchase Plan whose shares are held by UMB Bank may tender shares held in his or her Stock Purchase Plan account subject to the condition that a specified minimum number of his or her shares tendered must be purchased if any shares tendered are purchased from the participant. If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in the enclosed Amended Direction Form. In that box, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased. After the tender offer expires, if more than 24,347,826 shares are properly tendered and not properly withdrawn and the Company must prorate acceptance of and payment for tendered shares, the Company will calculate a preliminary proration percentage based upon all shares properly tendered, conditionally or unconditionally, and not properly withdrawn. If the effect of this preliminary proration would be to reduce the number of shares to be purchased from any participant below the minimum number specified by that participant, the conditional tender will automatically be regarded as withdrawn, unless chosen by lot for reinstatement as discussed in the Offer to Purchase.

Tax Considerations

The Stock Purchase Plan, and the rights of Stock Purchase Plan participants to make share purchases thereunder, is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal

Revenue Code of 1986, as amended (the “Code”). In considering whether to tender some or all of the shares held on your behalf in your Stock Purchase Plan account, you should consider whether the applicable holding periods under Section 423 of the Code with respect to such tendered shares have been satisfied so as to qualify for favorable tax treatment. You should consult your own tax advisor as to the particular U.S. federal income tax consequences to you of tendering shares pursuant to the tender offer and the applicability and effect of any state, local or foreign tax laws and other tax consequences with respect to the tender offer.

This is only a brief summary of certain tax considerations. You are strongly urged to consult with your tax advisor as to the issues described above.

For Further Information

If you have any questions concerning the tender offer process or the number of shares held in your Stock Purchase Plan account, please contact UMB Bank at (800) 884-4225 (toll-free).

REMEMBER: EXCEPT AS SET FORTH BELOW, IF YOU DO NOT COMPLETE THE ENCLOSED AMENDED DIRECTION FORM AND RETURN IT TO UMB BANK BY 5:00 P.M., EASTERN TIME, ON WEDNESDAY, OCTOBER 4, 2006, WHICH DATE IS TWO BUSINESS DAYS PRIOR TO THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER AND NO SHARES CREDITED TO YOUR STOCK PURCHASE PLAN ACCOUNT WILL BE TENDERED IN THE TENDER OFFER. IF THE TENDER OFFER IS EXTENDED AND YOU DO NOT COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT BY 5:00 P.M., EASTERN TIME, TWO DAYS PRIOR TO THE EXPIRATION OF THE TENDER OFFER AS EXTENDED (e.g., 5:00 P.M., EASTERN TIME, ON DAY 8 ASSUMING A 10-DAY EXTENSION), YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER.

PARTICIPANTS IN THE STOCK PURCHASE PLAN THAT PREVIOUSLY SPECIFIED ON AN ORIGINAL DIRECTION FORM THAT THEY ARE WILLING TO SELL A PERCENTAGE OF THE SHARES HELD IN THEIR STOCK PURCHASE PLAN ACCOUNT AT A PRICE RANGE DETERMINED BY THE COMPANY IN THE TENDER OFFER, AND THAT DO NOT WISH TO CHANGE THAT DIRECTION DO NOT NEED TO TAKE ANY ACTION IN RESPONSE TO THIS LETTER.

IF YOU SUBMIT A COMPLETED AND EXECUTED AMENDED DIRECTION FORM ELECTING TO TENDER THE SHARES HELD IN YOUR STOCK PURCHASE PLAN ACCOUNT, BUT DO NOT INDICATE THE PERCENTAGE OF SHARES HELD IN YOUR STOCK PURCHASE PLAN ACCOUNT YOU WISH TO TENDER, YOU WILL BE DEEMED TO HAVE DIRECTED UMB BANK TO TENDER ALL OF YOUR SHARES, AND UMB BANK WILL TENDER ALL OF THE SHARES HELD IN YOUR STOCK PURCHASE PLAN ACCOUNT. IF THE DIRECTION FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED.

IF YOU DO NOT WISH TO TENDER THE SHARES HELD IN YOUR STOCK PURCHASE PLAN ACCOUNT, TAKE NO ACTION.

THE TENDER OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM, OR ON BEHALF OF, HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

Sincerely,

UMB Bank, N.A.

Agent and Holder of Record for the

Sonic Corp. Stock Purchase Plan

Amended Direction Form

Sonic Corp. Stock Purchase Plan

Supplement to the Offer to Purchase Common Stock of Sonic Corp.

Before completing this Amended Direction Form, you should refer to the “Amended Letter from UMB Bank to the Participants in the Sonic Corp. Stock Purchase Plan” (the “Amended Letter to the Stock Purchase Plan Participants”). If you wish to tender different groups of shares at different prices, you must complete a separate Amended Direction Form for each group of shares which will have a different price.

To UMB Bank, N.A. (“UMB Bank”), the Agent and Holder of Record for the Sonic Corp. (the “Company”) Common Stock Held in the Sonic Corp. Stock Purchase Plan (the “Stock Purchase Plan”):

I am or was a participant in the Stock Purchase Plan who has shares of the Company’s common stock, $0.01 par value per share held by UMB Bank in my Stock Purchase Plan account. I have received a copy of the Offer to Purchase dated August 15, 2006 (the “Original Offer to Purchase”), the Supplement to the Offer to Purchase dated September 26, 2006 (the “Supplement,” together with the Original Offer to Purchase, as they may be amended or supplemented, the “Offer to Purchase”) and the related Amended Letter of Transmittal (the “Amended Letter of Transmittal”), which together, as they may be amended or supplemented from time to time, constitute the tender offer by the Company to purchase up to 24,347,826 shares of its common stock, $0.01 par value per share, including the associated rights to purchase Series A Junior Preferred Stock issued under the Rights Agreement, as amended, between the Company and UMB Bank, n.a., as successor Rights Agent, at a price not greater than $23.00 nor less than $19.50 per share, without interest. I have also received a copy of the Amended Letter to the Stock Purchase Plan Participants relating to the tender offer by the Company.

This Amended Direction Form will authorize and direct UMB Bank to tender a number of shares allocated to my Stock Purchase Plan account as indicated below upon the terms and subject to the conditions set forth in the Offer to Purchase and the Amended Letter of Transmittal.

I understand that, unless the tender offer is extended, the maximum number of shares that I can tender in the tender offer (unless I own shares outside of the Stock Purchase Plan) is the number of shares that are held in my Stock Purchase Plan account as of 5:00 p.m., Eastern Time, on Wednesday, October 4, 2006, which date is two business days prior to the expiration of the tender offer. If the tender offer is further extended, the maximum number of shares that I can tender in the tender offer (unless I own shares outside of the Stock Purchase Plan) is the number of shares that are held in my Stock Purchase Plan account as of 5:00 p.m., Eastern Time, on the second business day prior to the expiration of the tender offer as extended.

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED

(SEE INSTRUCTIONS IN THE ENCLOSED AMENDED LETTER TO THE STOCK PURCHASE PLAN PARTICIPANTS)

ODD LOTS

☐	By checking this box, I represent that I own beneficially or of record an aggregate (including shares held beneficially or of record in the Stock Purchase Plan or the Company’s Savings and Profit Sharing Plan or otherwise) of fewer than 100 shares, and I am instructing UMB Bank to tender all of the shares held in my account under the Stock Purchase Plan. My indication as to whether I wish to tender my shares at the price I specify or the price determined by the tender offer is indicated below.

BOX A

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF BOX B BELOW, I authorize and direct UMB Bank to tender at the price checked         % of the shares in my Stock Purchase Plan account (percentage indicated should not exceed 100%). I understand this action could result in none of my shares being purchased if the actual purchase price for the shares is less than the price that I have checked below. If the purchase price for the shares is equal to or greater than the priced checked, then the shares purchased by the Company will be purchased at the purchase price. If I wish to tender shares at more than one price, I must complete a separate Amended Direction Form for each price at which shares are tendered. The same shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn).

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$19.50	☐	$20.25	☐	$21.00	☐	$21.75	☐	$22.50
☐	$19.75	☐	$20.50	☐	$21.25	☐	$22.00	☐	$22.75
☐	$20.00	☐	$20.75	☐	$21.50	☐	$22.25	☐	$23.00

— OR —

BOX B

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO

THE TENDER OFFER

☐	By checking this box, I represent that I want to maximize the chance of having the Company purchase all the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE BOXES IN BOX A ABOVE, I wish to authorize and direct UMB Bank to tender % of shares in my Stock Purchase Plan account (percentage indicated should not exceed 100%) and am willing to accept the purchase price determined by the Company pursuant to the tender offer. This election could result in the tendered shares being purchased at the minimum price of $19.50 per share and have the effect of decreasing the price at which the Company purchases tendered shares because shares tendered using this election will be effectively considered available for purchase at the minimum price of $19.50 per share.

CONDITIONAL TENDER

I understand that I may condition my tender of shares upon the Company purchasing a specified minimum number of shares tendered, all as described in the Offer to Purchase. Unless at least the minimum number of shares I indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. I understand that it is my responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, my tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, I understand that I must have tendered all of my shares and checked the box below.

☐	The tendered shares represent all shares held in my Stock Purchase Plan account.

Cash received from any shares tendered by you and accepted for payment by the Company will be distributed to you by check. Any shares tendered by you but not accepted by the Company in the tender offer will be credited back to you as shares of the Company common stock held in your Stock Purchase Plan account.

SIGNATURE

I understand and declare that if the tender of my shares is accepted, the payment therefore will be full and adequate compensation for these shares.

Authorized Signature:

Name (Please Print):

Date:

Address (Including Zip Code):

Phone Number (Including Area Code):

Social Security Number:

THIS AMENDED DIRECTION FORM MUST BE COMPLETED AND SIGNED IF YOUR SHARES HELD IN YOUR STOCK PURCHASE PLAN ACCOUNT ARE TO BE TENDERED IN THE TENDER OFFER. IF YOU DO NOT SIGN THE AMENDED DIRECTION FORM, IT WILL NOT BE ACCEPTED. Please return this Amended Direction Form in the enclosed pre-addressed envelope. For your reference, the mailing address is as follows:

Sonic Exchange

c/o UMB Bank, N.A.

P.O. Box 859208

Braintree, MA 02185-9208

YOU MAY ALSO FAX YOUR DIRECTION FORM TO UMB BANK, N.A. ATTN: ROBIN WATERS, AT (816) 860-3970. PLEASE CALL (816) 860-7782 TO CONFIRM RECEIPT OF YOUR FAX.

YOUR AMENDED DIRECTION FORM MUST BE RECEIVED BY 5:00 P.M., EASTERN TIME, WEDNESDAY, OCTOBER 4, 2006. IF THE TENDER OFFER IS FURTHER EXTENDED, YOUR DIRECTION FORM MUST BE RECEIVED BY 5:00 P.M., EASTERN TIME, TWO DAYS PRIOR TO THE EXPIRATION OF THE TENDER OFFER AS EXTENDED (e.g., 5:00 P.M., EASTERN TIME ON DAY 8 ASSUMING A 10-DAY EXTENSION).

YOUR TENDER DIRECTIONS WILL BE HELD IN STRICT CONFIDENCE. INDIVIDUAL TENDER DIRECTIONS WILL BE DISCLOSED ONLY AS NECESSARY TO COMPLETE THE TENDER OFFER.

IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN YOUR STOCK PURCHASE PLAN ACCOUNT, TAKE NO ACTION.